Exhibit 10.1

22705 NEWHOPE DRIVE

Single Tenant Industrial/Commercial Lease

(Net)

Between

WESTCORE II NEWHOPE, LLC,

a Delaware limited liability company

(LESSOR)

and

SKECHERS U.S.A., INC.,

a Delaware corporation

(LESSEE)

Date: December 27, 2017

SIC: _________________

(i)

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38.	Quiet Possession	25
39.	Rules and Regulations	25
40.	Security Measures	25
41.	Reservations	25
42.	OFAC Compliance	25
43.	Authority	26
44.	Conflict; Counterparts	26
45.	Offer	26
46.	Amendments	26
47.	Multiple Parties	26
48.	Construction	26

Exhibit A	PREMISES
Exhibit B	LESSOR’S WORK
Exhibit C	INTENTIONALLY OMITTED
Exhibit D	RULES AND REGULATIONS
Exhibit E	NOTICE OF LEASE TERM DATES
Exhibit F	HAZARDOUS SUBSTANCES SURVEY FORM
Exhibit G	MOVE OUT STANDARDS
Exhibit H	RENT PAYMENT INSTRUCTIONS

(ii)

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22705 NEWHOPE DRIVE

Single-Tenant Industrial/Commercial Lease

(Net)

1.	Basic Provisions.

1.1Parties:  This Lease (“Lease”) effective December 27, 2017 (“Effective Date”), is made by and between WESTCORE II NEWHOPE, LLC, a Delaware limited liability company (“Lessor”), and SKECHERS U.S.A., INC., a Delaware corporation (“Lessee”) (collectively the “Parties,” or individually a “Party”).

1.2Premises; Parking.

(a)Premises:  That certain real property, including all improvements therein, including that certain building (the “Building”) consisting of approximately three hundred sixty-six thousand six hundred ninety-eight (366,698) square feet, commonly known by the street address of 22705 Newhope Drive, Moreno Valley, California, as outlined on Exhibit A attached hereto (“Premises”).  (Also see Paragraph 2.)

(b)Parking:  Lessee shall be entitled to use all of the vehicle parking spaces located within the Premises (“Parking Spaces”).  (Also see Paragraph 2.6.)

1.3Term:  The term of this Lease shall be for a period of thirty-seven (37) full calendar months (“Original Term”) commencing on February 1, 2018 (the “Commencement Date”).  The term “Expiration Date” shall mean the date which is the last day of the thirty-seventh (37th) full calendar month after the Commencement Date.  For purposes of this Lease, the “Term” of this Lease shall refer to the Original Term, as it may be extended or renewed by any properly exercised options granted hereunder.  (Also see Paragraph 3.)

1.4Early Access:  Lessee shall be entitled to early possession of the Premises on the date of the execution and delivery of this Lease by both Lessor and Lessee, provided that Lessee has delivered to Lessor advance rent required under Paragraph 1.6 below, the Security Deposit required under Paragraph 1.8 below and the insurance certificates required under Paragraph 8 below (the “Early Possession Date”).  Lessee shall coordinate such early possession with Lessor and shall not interfere with the performance of the Lessor’s Work by Lessor and its contractors and subcontractors.  (Also see Paragraphs 3.2 and 3.3.)

1.5Base Rent:  Payable monthly, on the first day of each month, in the amount described below, calculated on a net basis (“Base Rent”), and commencing on the Commencement Date. (Also see Paragraph 4.)

Period	Monthly Installment of Base Rent
February 1, 2018 – January 31, 2019*	$154,013.16
February 1, 2019 – January 31, 2020	$158,633.55
February 1, 2020 – January 31, 2021	$163,392.56
February 1, 2021 – February 28, 2021	$168,294.33
*Subject to abatement of monthly Base Rent for the second (2nd) and third (3rd) full calendar months of the Original Term in accordance with Paragraph 4.1 of this Lease.

1.6Advance Rent Paid Upon Execution:  One Hundred Ninety Six Thousand One Hundred Eighty Three and 43/100 Dollars ($196,183.43) representing Lessee’s first installment of Base Rent and Lessee’s Share of estimated Operating Expenses due for the Original Term.

1.7Intentionally Deleted.

1.8Security Deposit:  One Hundred Fifty Five Thousand Eight Hundred Forty Six and 65/100 Dollars ($155,846.65) (“Security Deposit”). (Also see Paragraph 5)

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1.9Permitted Use: Lessee shall use and occupy the Premises solely for the purpose of storage, warehousing, distribution and related general office use and incidental and accessory uses thereto, as may be permitted under existing laws governing the Premises and for no other use or purpose (“Permitted Use”).  (Also see Paragraph 6.)

1.10(a)Real Estate Brokers.  The following real estate broker(s) (collectively, the “Brokers”) and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):

☑CBRE and Kidder Mathews represents Lessor exclusively (“Lessor’s Broker”);

☑CBRE represents Lessee exclusively (“Lessee’s Broker”); or

____________________________ represents both Lessor and Lessee (“Dual Agency”). (Also see Paragraph 15.)

(b)Payment to Brokers.  Following the execution of this Lease by both Parties, Lessor shall pay to said Broker(s) jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Broker(s).

1.11Guarantor(s):  None.  (See also Paragraph 37)

1.12Lessee Insurance Coverage Minimums:

(a)Liability:  $3,000,000 per occurrence/$5,000,000 general aggregate

(b)Property:  Full Replacement Cost

(c)Umbrella:  $5,000,000

(d)Business Interruption:  12 months

(e)Automobile Liability:  $1,000,000

(f)Workers’ Compensation:  As required by law

(g)Employer’s Liability:  $1,000,000

1.13Exhibits.  Attached hereto are Exhibits A through H, all of which constitute a part of this Lease.

2.	Premises and Parking.

2.1Letting.  Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the Term, at the Rent (as defined below), and upon all of the terms, covenants and conditions set forth in this Lease.  Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating Base Rent is an approximation which Lessor and Lessee agree is reasonable and any payments based thereon are not subject to revision whether or not the actual square footage is more or less.  For purposes of this Lease, the square footage of the Premises shall be deemed to be as set forth in Paragraph 1.2 above.  Lessee represents and warrants to Lessor that Lessee has had an opportunity to measure the actual dimensions of the Premises and the Building and agrees to the square footage figures set forth hereinabove for all purposes under this Lease (except in the event of a condemnation or casualty that decreases the size of the Premises and/or Building as more fully provided elsewhere in the Lease).

2.2Condition.  Lessee agrees (i) to accept the Premises on the Commencement Date as then being suitable for Lessee’s intended use and in good operating order, condition and repair in its then existing “AS IS” condition, except as otherwise set forth in this Paragraph 2, and (ii) that neither Lessor nor any of Lessor’s agents, representatives or employees has made any representations as to the suitability, fitness or condition of the Premises for the conduct of Lessee’s business or for any other purpose.  Lessee does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the suitability of same for Lessee’s purposes.  Notwithstanding the foregoing, Lessor shall, at Lessor’s sole cost and expense using building standard industrial materials, install warehouse lighting and thirty (30) 35,000 pound capacity mechanical dock levelers in the location shown on Exhibit B to this Lease (collectively, “Lessor’s Work”). In addition, Lessor shall deliver the Premises to Lessee clean and free of debris on the

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date Lessor tenders possession of the Premises to Lessee (the “Delivery Date”), with the existing Building systems, including the plumbing, lighting, utilities, heating, ventilation and air conditioning system and loading doors in the Premises, the slab and the roof (collectively, the “Systems”), in good operating condition on the Delivery Date and Lessor warrants that (a) the Systems shall continue to operate in good working order for the period ending on the date six (6) months after the Commencement Date (the “Building Warranty Period”), and (b) the warehouse lighting and dock levelers comprising Lessor’s Work (the “Lessor’s Work Improvements”) shall continue to operate in good working order for the period ending on the date one (1) year after the Commencement Date (the “Lessor’s Work Warranty Period”); except to the extent such failure in the Systems or the Lessor’s Work Improvements to operate in good working order is caused by Lessee’s use or alterations to the Premises or failure to properly maintain the Systems or the Lessor’s Work Improvements to the extent required by this Lease.  If a non-compliance with the foregoing exists at any time prior to the expiration of the Building Warranty Period or Lessor’s Work Warranty Period, as applicable, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, commence to rectify same at Lessor’s expense.  If Lessee does not give Lessor written notice of a non-compliance on or before the expiration of the Warranty Period, correction of that non-compliance shall be the obligation of the Party responsible under this Lease.

2.3Compliance with Covenants, Restrictions and Building Code.  To the actual knowledge of Lessor, any existing improvements on or in the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date.  Lessor further warrants to Lessee that Lessor has no actual knowledge, without a duty of inquiry or investigation, of any claim having been made by any governmental agency that a violation or violations of applicable building codes, regulations, or ordinances exist with regard to the Premises as of the Commencement Date.  For purposes of the foregoing representation, Lessor’s actual knowledge shall be limited to the actual knowledge, without a duty of inquiry or investigation, of the person executing this Lease on behalf of Lessor.  Said warranties shall not apply to any Alterations or Utility Installations (defined in Subparagraph 7.3(a)) made or to be made by Lessee.  If the Premises do not comply with said warranties, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee given within six (6) months following the Commencement Date and setting forth with specificity the nature and extent of such non-compliance, take such action, at Lessor’s expense, as may be reasonable or appropriate to rectify the non-compliance.  Lessor makes no warranty that the Permitted Use in Paragraph 1.9 is permitted for the Premises under Applicable Laws (as defined in Paragraph 2.4).

Lessee warrants that any improvements (other than those constructed by Lessor or at Lessor’s direction) on or in the Premises, which are constructed or installed by Lessee, shall comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date and throughout the Term of this Lease.  Said warranty shall specifically apply to any Alterations or Utility Installations made or to be made by Lessee.  If the Premises do not comply with said warranty, Lessee shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessor or any governmental authority, take such action, at Lessee’s expense, as may be reasonable or appropriate to rectify the non-compliance.

2.4Acceptance of Premises.  Lessee hereby acknowledges: (a) that it has been advised to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, seismic and earthquake requirements, and compliance with the Americans With Disabilities Act and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record (collectively, “Applicable Laws”) and the present and future suitability of the Premises for Lessee’s intended use; (b) that Lessee has made such investigation as it deems necessary with reference to such matters, is satisfied with reference thereto, and assumes all responsibility therefore as the same relate to Lessee’s occupancy of the Premises and/or the terms of this Lease; and (c) that neither Lessor nor any agent nor any employee of Lessor has made any representations, warranty, estimation or promise of any kind or nature whatsoever relating to the physical condition of the Building or the Premises, including, by way of example only, the fitness of the Premises for Lessee’s intended use or the actual dimensions of the Premises of the Building and Lessee expressly warrants and represents that Lessee has relied solely on its own investigation and inspection of the Premises and the Building  in its decision to enter into this Lease and let the Premises in an “AS-IS” condition.  Pursuant to California Civil Code Section 1938, Lessor is required to inform Lessee whether the Premises has undergone inspection by a Certified Access Specialist (“CASp”) to determine whether the Premises meets all applicable construction-related accessibility standards pursuant to Section 55.53 of the California Civil Code.  Lessor hereby informs Lessee that the Premises have not been so inspected by a CASp.  Lessee hereby acknowledges that the Premises has not undergone inspection by a CASp.  As required by Section 1938(e) of the California Civil Code, Lessor hereby states as follows:  "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."  In furtherance of the foregoing, Lessor and Lessee hereby agree as follows:  (a) any CASp inspection requested by Lessee shall be conducted, at Lessee's sole cost and expense, by a CASp approved in advance by Lessor; and (b) pursuant to this Lease, Lessee,

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at its cost, is responsible for making any repairs to the Premises to correct violations of construction-related accessibility standards, in accordance with the terms of this Lease.

2.5Intentionally Deleted.

2.6Vehicle Parking.  Lessee shall be entitled to use Parking Spaces in accordance with Subparagraph 1.2 (b) of the Basic Provisions.

3.	Term.

3.1Term.  The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.  After the Commencement Date, upon Lessor’s request, Lessee shall promptly execute a “Notice of Lease Term Dates” in the form attached hereto as Exhibit E to this Lease, which shall specify the Commencement Date, the Expiration Date and certain other matters specified therein.  If Lessee fails to execute a Notice of Term Dates, such failure shall not affect Lessee’s obligation to commence paying rent upon the occurrence of the Commencement Date.

3.2Early Possession.  If an Early Possession Date is specified in Paragraph 1.4, Lessee shall be entitled to early occupancy of the Premises solely for the purpose of installing Lessee's furniture, fixtures, equipment and other specialized leasehold improvements approved by Lessor in writing pursuant to this Lease and otherwise preparing the Premises for Lessee's occupancy, but in no event for conducting Lessee's business; provided, however, that Lessee shall not interfere with Lessor's work or activities, if any, in preparing the Premises for Lessee's occupancy.  Lessor and Lessee shall coordinate their respective work to be performed at the Premises during Lessee's early occupancy.  All other terms of this Lease, however (including, but not limited to, the obligations to pay for all utilities and Operating Expenses and to carry the insurance required by Paragraph 8), shall be in effect during such period.  Lessee’s early occupancy shall in no way interfere with Lessor’s completion of any improvements in the Premises required to be completed by Lessor under this Lease prior to the Commencement Date and Lessee agrees that Lessor’s completion of any improvements in the Premises during the period of Lessee’s early occupancy of the Premises shall in no way constitute a constructive eviction of Lessee nor entitle Lessee to any abatement of Rent.  Furthermore, Lessor shall have no responsibility and shall not be liable to Lessee for, and Lessee hereby waives any claim against Lessor in connection with, (a) any injury or damage to persons or property at the Premises, (b) any interference with Lessee's business, (c) any loss of the use of the whole or any part of the Premises or of Lessee's personal property or improvements, or (d) any inconvenience or annoyance, occasioned by or arising from the completion of any improvements in the Premises performed by Lessor or its agents during Lessee’s early occupancy of the Premises.  Any such early possession shall not affect nor advance the Expiration Date of the Term.

3.3Delay in Possession.  If for any reason Lessor cannot deliver possession of the Premises to Lessee by the Early Possession Date, if one is specified in Paragraph 1.4, or if no Early Possession Date is specified, by the Commencement Date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the Term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee.

3.4Option to Extend.  Lessee shall have one (1) option (the “Option”) to extend the Term for a period of three (3) years (the “Option Term”), which Option shall be exercisable by written notice delivered by Lessee to Lessor as provided in this Paragraph 3.4, provided that Lessee has not at any time been in Breach under this Lease.  The Option shall be exercisable only by the originally named Lessee under this Lease (the “Original Lessee”) and only if the Original Lessee is in possession of one hundred percent (100%) of the Premises.

(a)Exercise of Option.  The Option may be exercised by Lessee, if at all, by delivering written notice (the “Option Notice”) to Lessor not more than twelve (12) months, nor less than six (6) months, prior to the expiration of the Term, stating that Lessee is exercising the Option.  In the event that Lessee fails to exercise the Option by timely written notice, the Option shall lapse and be of no further force or effect.  Lessor, after receipt of Lessee’s notice, shall deliver notice (the “Option Rent Notice”) to Lessee within thirty (30) days of Lessor’s receipt of the Option Notice setting forth the “Option Rent,” as that term is defined in subparagraph (b) below, which shall be applicable to the Lease during the Option Term.  On or before the date ten (10) business days after Lessee’s receipt of the Option Rent Notice, Lessee may, at its option, object to the Option Rent contained in the Option Rent Notice by delivering written notice thereof to Lessor, in which case the Parties shall follow the procedure, and the Option Rent shall be determined, as set forth in subparagraph (c) below.  If Lessee does not so object within such ten (10) business day period, the Option Rent applicable during the Option Term shall be the amount set forth in the Option Rent Notice and the Option Rent Notice shall be binding upon Lessee.

(b)Option Rent.  The Base Rent payable by Lessee during the Option Term (the “Option Rent”) shall be equal to ninety-five percent (95%) of the prevailing annual market rental value for comparable space in the market area

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in which the Premises are located (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants, as of the commencement of the Option Term, are leasing non-sublease, non-renewal, non-encumbered, non-equity space in comparable buildings for a comparable term.

(c)Determination of Option Rent.  In the event Lessee timely and appropriately objects to the Option Rent, Lessor and Lessee shall attempt to agree upon the Option Rent using their best good-faith efforts.  If Lessor and Lessee fail to reach agreement within ten (10) days following Lessee’s objection to the Option Rent (the “Outside Agreement Date”), then Lessee may give written notice (“Appraisal Notice”) to Lessor that Lessee desires to have the Option Rent determined by appraisal pursuant to the procedures set forth in subparagraphs (i) through (iv) below (“Appraisal Notice”).  If Lessee fails to give the Appraisal Notice on or before the Outside Agreement Date, the Option Rent applicable during the Option Term shall be the amount set forth in the Option Rent Notice.

(i)Within ten (10) days after Lessor’s receipt of the Appraisal Notice in accordance with this Section, Lessor and Lessee shall agree upon a list of three (3) independent, unaffiliated real estate brokers with at least five (5) years’ full-time experience brokering commercial properties within ten (10) miles of the Premises.  Within five (5) days after agreement upon the list of brokers, Lessor and Lessee shall meet and each shall have the right to disqualify one (1) of the brokers until only one (1) broker (the “Arbitrator”) has not been disqualified by either Lessor or Lessee.

(ii)Within fifteen (15) days after the appointment of the Arbitrator, the Parties shall each submit their determination of the Option Rent to the Arbitrator and the Arbitrator shall independently determine the Option Rent.  The Option Rent shall equal the Option Rent submitted by Lessor or Lessee that is closest to the Option Rent determined by the Arbitrator.  The Arbitrator shall not divulge to Lessor or Lessee the Option Rent determined by the Arbitrator until both Parties instruct it to do so in writing.  The determination of the Arbitrator in accordance with this subsection (c) shall be final and binding on the Parties and a judgment may be rendered thereon in a court of competent jurisdiction.

(iii)If the Parties fail to select the three (3) qualified brokers or the Arbitrator, either Lessor or Lessee by giving ten (10) days’ notice to the other Party, can apply to the American Arbitration Association office in the county in which the Premises is located for the selection of the Arbitrator who meets the qualifications stated in this Paragraph.

(iv)The cost of arbitration shall be paid by Lessor and Lessee equally.

During the period requiring the adjustment of monthly Base Rent to Option Rent, Lessee shall pay, as monthly Base Rent pending such determination, one hundred five percent (105%) of the monthly Base Rent in effect for the Premises immediately prior to such adjustment; provided, however, that upon the determination of the Option Rent, Lessee shall pay Lessor the difference between the amount of monthly Base Rent Lessee actually paid and Option Rent immediately upon the determination of the Option Rent.  Any amount of Base Rent Lessee has actually paid to Lessor which exceeds the Option Rent determined in accordance herewith shall be credited against Lessee’s future Option Rent obligations.

4.	Rent.

4.1Base Rent.  Lessee shall pay Base Rent and other rent or charges (collectively referred to from time to time as “Rent”), to Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease.  Rent for any period during the Term hereof which is for less than one (1) full month shall be prorated on the basis of a thirty (30) day month.  Payment of Rent shall be made to Lessor at its address stated in, and in accordance with, the Rent Payment Instructions attached as Exhibit H to this Lease or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.  Notwithstanding anything to the contrary contained in this Lease, Lessor and Lessee hereby agree that for the second (2nd) and third (3rd) full calendar months of the Original Term, the monthly Base Rent due hereunder shall be abated; provided, that (i) Lessee is at no time in Default under any of the terms and provisions of this Lease, and (ii) Lessee agrees that notwithstanding the foregoing monthly Base Rent abatement, Lessee shall observe and perform all of the other terms, covenants and provisions set forth in this Lease, including without limitation, payment of all other Rent required to be paid by Lessee under this Lease.

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4.2Operating Expenses.  Lessee shall pay to Lessor during the Term hereof, in addition to the Base Rent, all Operating Expenses, as hereinafter defined, during each calendar year of the Term of this Lease, in accordance with the following provisions:

(a)“Operating Expenses” are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Premises, including the following:

(i)The costs of management, administration and operation of the Premises, including, without limitation,

(A)a property management fee, accounting, salaries and benefits for employees, and legal and accounting costs;

(B)any fees or charges under any covenants, conditions and restrictions or reciprocal easement agreements recorded against the Premises and all fees, licenses and permits related to the ownership, operation and management of the Premises;

(C)the actual and reasonable cost or repairs and replacements to the exterior areas of the Premises, including the parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, storm water systems, lighting facilities, fences and gates, and the roof, and painting of the exterior of the building; and

(D)the cost of any maintenance contracts maintained by Lessor pursuant to Paragraph 7.2 of this Lease.

(ii)The cost of water systems serving the Premises, except to the extent paid directly by Lessee pursuant to Paragraph 11.

(iii)Property management and security services (including security alarm systems and telephone lines), fire/lifesafety systems, including fire alarm and/or smoke detection, and the costs of any environmental inspections.

(iv)Real Property Taxes (as defined in Paragraph 10.2) to be paid by Lessor under Paragraph 10 hereof.

(v)The costs of the premiums for the insurance policies maintained by Lessor under Paragraph 8 hereof.

(vi)Any deductible portion of an insured loss concerning the Premises.

(vii)Replacing and/or adding improvements mandated by any governmental agency and any repairs or removals necessitated thereby amortized over its useful life according to sound accounting principles (including interest on the un-amortized balance at eight percent per annum).

(viii)The cost of any capital improvements made to the Premises, amortized over its useful life according to sound accounting principles (including interest on the un-amortized balance at eight percent per annum).

Notwithstanding the foregoing, Operating Expense shall not include costs incurred in connection with upgrading the Building to comply with Applicable Laws in effect and being enforced prior to the Commencement Date, except to the extent such obligations are triggered by Lessee’s specific use of the Premises or Alterations or improvements in the Premises performed or requested by Lessee; provided, however, that a change in the procedures for enforcing an existing law will be the equivalent of a new law.

(b)The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2 (a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Premises already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(c)Operating Expenses shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor.  At Lessor’s option, however, an amount may be estimated by

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Lessor from time to time of annual Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12-month period of the Term, on the same day as the Base Rent is due hereunder.  Lessor shall deliver to Lessee, within one hundred and twenty (120) days after the expiration of each calendar year, a reasonably detailed statement showing the actual Operating Expenses incurred during the preceding year.  If Lessee’s payments under this Subparagraph 4.2 (c) during said preceding year exceed the annual Operating Expenses as indicated on said statement, Lessor shall credit the amount of such over-payment against Operating Expenses next becoming due.  If Lessee’s payments under this Subparagraph 4.2 (c) during said preceding year were less than the actual Operating Expenses as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of said statement.

(d)After delivery to Lessor of at least thirty (30) days prior written notice, Lessee, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such expenses for the previous one (1) calendar year, during Lessor’s reasonable business hours but not more frequently than once during any calendar year.  Lessee may not compensate any such accountant on a contingency fee basis.  The results of any such audit (and any negotiations between the Parties related thereto) shall be maintained strictly confidential by Lessee and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Lessor and its authorized agents or the Lessee’s employees, accountants, real estate advisors, financial advisors and attorneys and as may be required by law or in any litigation or dispute arising out of such audit.  Lessor and Lessee each shall use its commercially reasonable efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Lessor and Lessee in the accounting of such expenses.

5.	Security Deposit.

5.1Security Deposit.  Lessee shall deposit with Lessor upon Lessee’s execution hereof the Security Deposit set forth in Paragraph 1.8 of the Basic Provisions as security for Lessee’s faithful performance of Lessee’s obligations under this Lease.  If Lessee fails to pay Base Rent or other Rent or charges due hereunder before or after the termination or expiration of this Lease, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys fees and costs) which Lessor may suffer or incur by reason thereof.  If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease.  Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts.  Lessor shall, at the expiration or earlier termination of the Term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor’s option, to the last approved assignee, if any, of Lessee’s interest herein), that portion of the Security Deposit not used or applied by Lessor.  Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any monies to be paid by Lessee under this Lease.  Lessee hereby waives (i) any and all rights under California Civil Code Section 1950.7, as amended or recodified from time to time, and any and all other laws, rules and regulations, now or hereafter in force, applicable to security deposits in the commercial context (“Security Deposit Laws”), and (ii) any and all rights, duties and obligations either Party may now or, in the future, will have relating to or arising from the Security Deposit Laws.  Notwithstanding anything to the contrary contained herein, the Security Deposit may be retained and applied by Lessor (a) to offset Rent (as defined in Section 4.1) which is unpaid either before or after the termination of this Lease, and (b) against other damages suffered by Lessor before or after the termination of this Lease, whether foreseeable or unforeseeable, caused by the act or omission of Lessee or any officer, employee, agent, contractor or invitee of Lessee.  If Lessee performs all of Lessee’s obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor’s option, to the last assignee, if any, of Lessee’s interest hereunder) at the expiration of the Term hereof, and after Lessee has vacated the Premises.

6.	Use.

6.1Use.  Lessee shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.9 of the Basic Provisions and for no other purpose.  Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to the Premises or neighboring premises or properties.  Lessee further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Premises.  Lessee shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Premises.  Lessee shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of "Hazardous Substances," as that term is defined in Subparagraph 6.2 (a) of this Lease.  Lessor acknowledges, however, that Lessee will maintain products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as Hazardous Substances.  Lessor agrees that the use of such products in the

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Premises in compliance with Applicable Requirements and in the manner in which such products are designed to be used shall not be a violation by Lessee of this Paragraph 6.1.

6.2Hazardous Substances.

(a)Reportable Uses Require Consent.  The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory.  Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, PCBs, crude oil or any products or by-products thereof.  Lessee shall not engage in any activity in or about the Premises, which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee’s sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3).  “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties.

(b)Duty to Inform Lessor.  If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give Lessor written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises.  Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

(c)Indemnification of Lessor.  Lessee shall indemnify, protect, defend and hold Lessor (with counsel approved by Lessor), its directors, officers, agents, partners, members, managers, employees, lenders and ground lessor, if any, and their respective successors and assigns (collectively, “Lessor Parties”) and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys’ and consultants’ fees and costs (collectively, “Claims”) arising out of or involving any (i) Hazardous Substance brought, released or used or allowed to be brought, released or used on the Premises by Lessee or by anyone under Lessee’s control, or (ii) the breach of any term, condition, representation or warranty contained in this Paragraph 6.  Lessee’s obligations under this Subparagraph 6.2 (c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultants’ and attorneys’ fees and costs and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease.  No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.  The provisions of this Paragraph 6.2(c) shall survive the expiration or earlier termination of this Lease.

(d)Environmental Questionnaire Disclosure.  Prior to the execution of this Lease, Lessee shall complete, execute and deliver to Lessor a Hazardous Substances Survey Form in the form of Exhibit F attached hereto (“Survey Form”), and Lessee shall certify to Lessor that all information contained in the Survey Form is true and correct.  The completed Survey Form shall be deemed incorporated into this Lease for all purposes, and Lessor shall be entitled to rely on the information contained therein.  Within ten (10) days following receipt by Lessee of a written request therefore from Lessor, Lessee shall disclose to Lessor in writing the names and amounts of all Hazardous Substances, or any combination thereof, which were stored, generated, used or disposed of on, under or about the Premises for the twelve (12) month period prior to and after each such request, or which Lessee intends to store, generate, use or dispose of on, under or about the Premises.  At Lessor’s option, Lessee’s disclosure obligation under this Subparagraph shall include the requirement that Lessee update, execute and deliver to Lessor the Survey Form, as the same may be modified by Lessor from time to time.

(e)Pre-Existing Conditions; Indemnification of Lessee.  Notwithstanding anything in this Lease to the contrary, Lessee shall not be responsible for any Hazardous Substances existing on the Premises as of the date possession of the Premises is delivered to Lessee.  Lessor shall indemnify, protect, defend and hold Lessee, its directors, officers, members, agents and employees harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by Lessor.

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6.3Lessee’s Compliance with Requirements.  Lessee shall, at Lessee’s sole cost and expense, fully, diligently and in a timely manner, comply with all “Applicable Requirements,” which term is used in this Lease to mean all laws (including, without limitation, the Americans with Disabilities Act), rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including air quality, soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect.  Lessee shall, within five (5) days after receipt of Lessor’s written request, provide Lessor with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Requirements.

6.4Inspection; Compliance with Law.  Lessor, Lessor’s agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises (“Lenders”) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times upon reasonable prior notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Requirements, and Lessor shall be entitled to employ experts and/or consultants in connection therewith to advise Lessor with respect to Lessee’s activities, including but not limited to Lessee’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises.  The costs and expenses of any such inspections shall be paid by the Party requesting same, unless a Default or Breach of this Lease by Lessee or a violation of Applicable Requirements or a contamination, caused or materially contributed to by Lessee, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination.  In such case, Lessee shall upon request reimburse Lessor or Lessor’s Lender, as the case may be, for the costs and expenses of such inspections.

7.	Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations.

7.1Lessee’s Obligations.

(a)Subject to the provisions of Paragraphs 9 (Damage or Destruction) and 14 (Condemnation), Lessee shall, at Lessee’s sole cost and expense and at all times, keep the Premises, Utility Installations and Alterations and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections if within the Premises, fixtures, interior walls, foundations, ceilings, roof drainage systems, floors, windows, doors, dock equipment, gates, plate glass, and skylights located in, on, or adjacent to the Premises.  Lessee shall keep the Premises clean at all times and contract directly for trash removal from the Premises and all utility services, including electricity, telephone, security, gas and water.  Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by this Paragraph 7.1.  Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.  If an item cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessee at Lessee’s sole cost and expense.  Lessee shall, during the term of this Lease, keep the exterior appearance of the Premises in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Premises.

(b)Lessee shall, at Lessee’s sole cost and expense, procure and maintain a contract, with copies to Lessor, in customary form and substance for and with a contractor specializing and experienced in the inspection, maintenance and service of the heating, air conditioning and ventilation system for the Premises.  Such HVAC contract shall provide for the maintenance of the HVAC system not less than quarterly and replacement of the air filters not less than monthly.  All such contractors shall be subject to Lessor’s prior approval, which approval shall not be unreasonably withheld.  Lessee shall make all repairs and replacements recommended by such contractors at Lessee’s sole cost and expense.  However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c)If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after ten (10) days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be

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required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, in accordance with Paragraph 13.2 below.

7.2Lessor’s Obligations.  Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building Code), 4.2 (Operating Expenses), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, shall keep in good order, condition and repair the roof, foundations, floor slabs, exterior walls, the structural condition of interior bearing walls of the Premises, and the exterior areas of the Premises (i.e., landscaping, parking areas, sidewalks and driveways).  Lessor shall procure and maintain a contract in customary form and substance for and with a contractor specializing and experienced in the inspection, maintenance and service of the following equipment and improvements, if any, if and when installed in or at the Premises:  (i) fire extinguishing systems, including fire alarm and/or smoke detection, (ii) landscaping and irrigation systems, and (iii) roof covering and drains.  The cost of the aforementioned maintenance contracts shall be added to Operating Expenses and reimbursed by Lessee pursuant to Paragraph 4.2.  Except as provided above, it is intended by the Parties hereto that Lessor have no obligation to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of Lessee.  It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3Utility Installations, Trade Fixtures, Alterations.

(a)Definitions; Consent Required.  The term “Utility Installations” is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protection systems, communications systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on or about the Premises.  The term “Trade Fixtures” shall mean Lessee’s machinery and equipment, which can be removed, provided that Lessee repairs any damage to the Premises caused by such removal.  The term “Alterations” shall mean any modification of the improvements on the Premises, which are provided by Lessee under the terms of this Lease, other than Utility Installations or Trade Fixtures.  “Lessee-Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Subparagraph 7.4 (a).  Lessee shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Lessor’s prior written consent.

(b)Consent.  Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans.  All consents given by Lessor, whether by virtue of Subparagraph 7.3 (a) or by subsequent specific consent, shall be deemed conditioned upon:  (i) Lessee’s acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon; and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner.  In connection with approving any Alterations or Utility Installations, Lessor shall have the right to approve Lessee’s contractor(s).  Any Alterations or Utility Installations by Lessee during the Term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements.  Lessor’s approval of the plans, specifications and working drawings for Lessee’s Alterations or Utility Installations shall create no responsibility or liability on the part of Lessor for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities.  All work with respect to any Alterations or Utility Installations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work.  In the event that Lessee makes any Alterations or Utility Installations, Lessee agrees to carry “Builder’s All Risk” insurance in an amount approved by Lessor covering the construction of such Alterations or Utility Installations, and such other insurance as Lessor may require, it being understood and agreed that all of such Alterations or Utility Installations shall be insured by Lessee pursuant to Article 8 of this Lease immediately upon completion thereof.  Upon completion of any Alterations or Utility Installations, Lessee agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Premises are located in accordance with Applicable Laws, and Lessee shall deliver to Lessor a reproducible copy of the “as built” drawings, and specifications therefor of the Alterations or Utility Installations.  Lessor may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs Fifty Thousand and No/100 Dollars ($50,000.00) or more upon Lessee’s providing Lessor with such assurances, including without limitation, establishing an escrow account, as Lessor shall require to assure payment of the costs thereof to protect Lessor and the Premises from and against any mechanic’s, materialmen’s or other liens.  Lessee shall keep the Premises lien free.  Lessee shall pay to Lessor all of Lessor’s actual costs incurred in conjunction with the review of Lessee’s proposed Alterations or Utility Installations within fifteen (15) days of Lessee’s receipt of an invoice therefor.

(c)Lien Protection.  Lessee shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein.  Lessee shall give Lessor not less than ten (10) days’ notice prior to the commencement of any work in, on, or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises and to record the same, as provided by law.  If Lessee shall, in good faith, contest the validity

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of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises.  If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand pursuant to Applicable Laws, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim.  In addition, Lessor may require Lessee to pay Lessor’s attorneys’ fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

7.4Ownership, Removal, Surrender, and Restoration.

(a)Ownership.  Subject to Lessor’s right to require their removal and to cause Lessee to become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Installations made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises.  Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee‑Owned Alterations and Utility Installation.  Unless otherwise instructed per Subparagraph 7.4 (b) hereof, all Lessee‑Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, automatically and without further action on the part of Lessor, become the property of Lessor and remain upon the Premises and be surrendered with the Premises by Lessee.

(b)Removal.  Unless otherwise agreed in writing at the time of giving its consent, Lessor may require that any or all Lessee‑Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding that Lessor may have consented to their installation.  Lessor may require the removal at any time of all or any part of any Alterations or Utility Installations made without the required consent of Lessor.

(c)Surrender/Restoration.  Lessee shall surrender the Premises by the end of the last day of the Term or any earlier termination date, clean and free of debris, with all Hazardous Materials removed from the Premises, and in good operating order, condition and state of repair (including, but not limited to: all plumbing in working order with sinks and toilets cleaned; all lights, ballasts, and lenses are operational; overhead doors are serviced and repaired; anything mounted on a door, window or wall removed (including names on office doors, white boards and any cohesive residue from such items), ordinary wear and tear and damage by casualty excepted; all electronic, fiber, phone and data cabling and related equipment that has been installed by or for the exclusive benefit of Lessee in or around the Premises removed (unless Lessor notifies Lessee in writing that it may remain in place); missing or damaged dock bumpers, levelers, seals, locks, and lights are repaired or replaced; any damaged sheetrock is repaired; floors are clean and free of paint, glue and chips; all racking bolts and other protrusions are removed from the floor and patched with epoxy; and all floor cracks ¼ inch wide or larger are filled with epoxy; and exterior signage is removed and the fascia is repaired and repainted) as more particularly described in the Move Out Standards attached as Exhibit G to this Lease and shall provide Lessor with keys for all interior doors.  Except as otherwise agreed or specified herein, the Premises, as surrendered, shall include the Alterations and Utility Installations.  The obligations of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee’s Trade Fixtures, furnishings, equipment, and Lessee‑Owned Alterations and Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any air quality, soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Requirements and/or good practice.  Lessee’s Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises pursuant to this Lease.  Notwithstanding anything to the contrary contained herein, on or before the Expiration Date or any earlier termination of this Lease, Lessee shall, at Lessee’s sole cost and expense and in compliance with the National Electric Code and other applicable laws, remove all electronic, fiber, phone and data cabling and related equipment that has been installed by or for the exclusive benefit of Lessee in or around the Premises (collectively, the “Cabling”); provided, however, Lessee shall not remove the Cabling if Lessee receives a written notice from Lessor at least fifteen (15) days prior to the expiration or earlier termination of this Lease authorizing all or any portion of the Cabling to remain in place, in which event the Cabling or portion thereof authorized by Lessor remain at the Premises shall be surrendered with the Premises upon expiration or earlier termination of this Lease.

8.	Insurance; Indemnity.

8.1Lessor’s Insurance.  Lessor shall maintain "causes of loss - special form" property insurance covering the Premises against loss or damage resulting from fire and other insurable loss.  Such insurance shall be on a 100% replacement cost basis.  As reasonably determined by Lessor and subject to Lessee’s reimbursement of such costs in accordance with the terms of this Paragraph 8.1, Lessor shall also carry earthquake, terrorism, windstorm and/or other insurance covering the Premises at commercially reasonable rates.  Lessor shall have the right to obtain flood insurance if the Premises is located within a 100-Year Flood Plain or in an identified “flood prone area” as classified by the U.S. Department of Housing and Urban Development or if required by any lender holding a security interest in the Premises.  Lessor shall not obtain insurance for Lessee’s fixtures or equipment or other building improvements installed by Lessee on the Premises, including Trade Fixtures and Lessee-Owned Alterations and/or Utility Installations.  During the Term, Lessor shall also maintain a rental income insurance policy, with loss payable to Lessor, in an amount not to exceed eighteen (18) months of Base Rent, plus estimated real property taxes and

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insurance premiums.  Lessee shall be liable for the payment of any commercially reasonable deductible amount under Lessor’s insurance policies maintained pursuant to this Paragraph 8.1 and any commercially reasonable self-insured retention amount.  Lessee shall not do or permit anything to be done which invalidates any such insurance policies.  Lessee shall pay all premiums for the insurance policies described in this Paragraph 8.1 within fifteen (15) days after Lessee’s receipt of a copy of the premium statement or other evidence of the amount due except Lessor shall pay all premiums for non-primary comprehensive public liability insurance which Lessor elects to obtain.  Alternatively, at Lessor’s election, Lessor shall estimate the insurance premiums required to be paid by Lessee under this Paragraph 8.1 and require that such premiums be paid to Lessor by Lessee monthly in advance as part of Operating Expenses in accordance with Paragraph 4.1 above.  Such monthly payments shall be an amount equal to the amount of the estimated annual insurance premiums divided by the number of months remaining before the month in which said premiums become delinquent.  When the actual amount of the insurance premiums are known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the insurance premiums.  If the amount collected by Lessor is insufficient to pay such insurance premiums when due, Lessee shall pay Lessor, upon 10 business days written notice thereof, such additional sum as is necessary.  If the Term expires before the expiration of an insurance policy maintained by Lessor, Lessee shall be liable for Lessee’s prorated share of the insurance premiums.

8.2Lessee’s Insurance.  At all times during the Term of this Lease, Lessee will purchase and maintain, at Lessee’s sole expense, the following insurance, in amounts not less than those specified below or such other amounts as Lessor may from time to time reasonably request, with insurance companies and on forms satisfactory to Lessor.

(a)Commercial General Liability Insurance written on an I.S.O. “occurrence” form or its equivalent covering the use, occupancy and maintenance of the Premises and all operations of Lessee.  Such coverage shall include a limit of $2,000,000 per occurrence for Bodily Injury and Property Damage, $5,000,000 General Aggregate, $2,000,000 Products/Completed Operations aggregate, $1,000,000 limit for Personal & Advertising Injury and $1,000,000 Fire Damage Legal Liability limit.  The policy shall also contain an endorsement amending the “Other Insurance” clause as follows: “The insurance afforded to Additional Insureds under this policy is primary insurance and the insurer will not seek contribution from other insurance available to the Additional Insureds.”  The policy shall provide defense expense in addition to the limit of liability stated in the policy.

(b)Umbrella or Excess Liability Insurance to be excess over the Commercial General Liability, Automobile Liability and Employers’ Liability Insurance.  The Umbrella Liability policy shall be written on an “occurrence” form with a limit of liability of Five Million Dollars ($5,000,000.00) and a Self-Insured Retention no greater than Twenty Five Thousand Dollars ($25,000.00).

(c)Commercial Property Insurance covering all Lessee’s furniture, fixtures, machinery, equipment, stock and any other personal property owned and/or used in Lessee’s business and all leasehold improvements, whether made or acquired at the Lessee’s expense or Lessor’s expense, plate glass that is part of the Premises and any other property in the Premises that Lessee is responsible for repairing or replacing under this Lease, in an amount equal to their full replacement cost without deduction for depreciation.  At a minimum, such policy shall insure against destruction or damage by fire and other perils covered on an ISO Causes of Loss - Special Form including wind and hurricane.  Such policy shall further provide Replacement Cost Coverage.  Such policy shall not contain a per occurrence deductible greater than Twenty Five Thousand Dollars ($25,000.00).  Further, the policy shall contain a provision specifically naming Lessor as loss payee for property which Lessor has an insurable interest (i.e., leasehold improvements).

(d)Business Income and/or Extra Expense Insurance in an amount sufficient to insure payment of Rent and all other expenses to be borne by Lessee under this Lease, for a period of not less than Twelve (12) months, during any interruption of Lessee’s business by reason of the Premises or personal property being damaged by fire or other perils covered on an ISO Causes of Loss - Special Form or its equivalent.  Lessee acknowledges that it assumes all risks of loss due to interruption of Lessee’s business by any cause.

(e)Automobile Liability Insurance to include coverage for any owned, non-owned or hired automobiles entering and exiting from the Premises and automobile contractual liability with limits of:  $1,000,000 per occurrence and Basic No-Fault coverage as required by law or regulation if any, in the State in which the Premises is located.

(f)Workers’ Compensation coverage shall be carried as required by law in the State in which the employees are hired and to further include:  Voluntary Compensation Coverage and Other States’ Coverage, if applicable, with statutory limits for Workers’ Compensation and limits for Employers’ Liability of:  $1,000,000 Each Accident; $1,000,000 Disease - Policy Limit; and $1,000,000 Disease - Each Employee.  The policy shall further contain an endorsement providing a waiver of subrogation in favor of the Additional Insured Parties.

(g)If required by Lessor because of special environmental concerns regarding the Lessee’s operations, Pollution Legal Liability Insurance and/or Environmental Impairment Insurance covering claims for damage or injury caused by

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hazardous materials, including, without limitation, bodily injury, wrongful death, property damage, including loss of use, removal, cleanup and restoration of work and materials necessary to return the premises and any other property of whatever nature located on the Premises to their condition existing prior to the appearance of Lessee’s hazardous materials on the Premises.  The policy shall contain a provision specifically naming Lessor and Lessor’s officers and employees as additional insureds.

8.3General Requirements.

(a)Certificates of Insurance evidencing all such insurance and acceptable to Lessor shall be filed with Lessor prior to occupancy of the Premises and at least five (5) days prior to the expiration of the term of each policy thereafter.  Such Certificates of Insurance must specifically show all of the special policy conditions required in this Article including “additional insured”, “waiver of subrogation”, “notice of cancellation”, and “primary insurance” wording applicable to each policy.  Alternatively, a certified, true and complete copy of each properly endorsed policy may be submitted.  All coverage shall be written by an admitted insurer in the State in which the Premises is located with a current Best Rating of A-VIII or better.

(b)All coverage shall be written by an admitted insurer in the State in which the Premises is located with a current Best Rating of A-X or better.

(c)Intentionally deleted.

(d)Intentionally deleted.

(e)Lessee shall not settle any claim or accept any proceeds in satisfaction of any claim involving damage to the Premises or liability of Lessor without Lessor’s express prior written consent.

(f)Lessee may maintain the insurance required under this Paragraph under blanket or umbrella policies, as applicable, issued to Lessee covering other properties owned or leased by Lessee; provided that the policies otherwise comply with this Paragraph and allocate to the Premises the coverage specified by this Paragraph, without possibility of reduction or coinsurance penalty by reason of, or damage to, any other properties named therein, and if the insurance required by this Paragraph shall be effected by any such blanket or umbrella policies, Lessee shall furnish to Lessor certificates of insurance or certified copies of policies with schedules thereto attached showing the amount of insurance afforded by such policies to the Premises.

(g)Lessor at its option may obtain any of the required insurance directly or through blanket or umbrella policies covering the Premises and other assets owned by Lessor; provided that the policies otherwise comply with this Paragraph and allocate to the Premises the coverage specified by this Paragraph, without possibility of reduction or coinsurance penalty by reason of, or damage to, any other properties named therein.

8.4Adequacy of Coverage.  Lessor, its agents and employees, make no representation that the limits of liability specified to be carried by Lessee pursuant to this Paragraph are adequate to protect Lessee.  If Lessee believes that any of such insurance coverage is inadequate, Lessee will obtain such additional insurance coverage as Lessee deems adequate, at Lessee’s sole expense.

8.5Additional Insureds.  Lessee shall add as additional insureds to the insurance policies required by this Paragraph such other persons as Lessor may from time to time reasonably require.

8.6Waiver of Subrogation.  Lessor and Lessee each hereby waives, on their behalf and on behalf of their respective insurance carriers, any claim which either Party might otherwise have against the other Party, arising out of loss or damage, including consequential loss or damage, to any property of such Party from any risk required to be insured against hereunder.  Lessor and Lessee shall each indemnify the other against any loss or expense, including reasonable attorneys’ fees, resulting from the failure of either Party, respectively, to obtain the waivers required by this Paragraph 8.6.

8.7Indemnity.  Except to the extent caused by Lessor’s gross negligence, willful misconduct and/or breach of express warranties, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, employees, officers, independent contractors, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the occupancy of the Premises by Lessee, the conduct of Lessee’s business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee’s part to be performed under this Lease.  The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein,

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and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment.  In case any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee, upon notice from Lessor, shall defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense.  Lessor need not have first paid any such claim in order to be so indemnified.  In no event shall the foregoing indemnity apply to any injury or damage to persons or property that is proximately caused the sole negligence of Lessor.  Lessor agrees to indemnify, defend, and hold Lessee harmless from all claims and all costs, including reasonable attorneys’ fees, expenses and liabilities, except to the extent caused by Lessee’s negligence or intentional misconduct or Lessee’s default of its obligations under this Lease, arising or resulting from the gross negligence or intentional misconduct of the Lessor or Lessor’s breach of its obligations under this Lease; provided however that Lessor's agreement to indemnify Lessee shall be ineffective to the extent the matters for which Lessor agreed to indemnify Lessee are covered by insurance carried by Lessee or, if not carried, would have been covered by insurance required to be carried by Lessee pursuant to this Lease.  The indemnification obligations of Lessee and Lessor under this Lease shall survive the expiration or earlier termination of this Lease.

8.8Exemption of Lessor from Liability.  Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises, from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not.  Notwithstanding anything to the contrary contained in this Lease, in no event shall Lessor be liable under any circumstances for any consequential damages, including, without limitation, injury to the Lessee’s business or for any loss of income or profit therefrom.

8.9Failure to Provide Insurance.  Following Lessor’s delivery of prior written notice to Lessee, Lessor shall have the right and option, but not the obligation, to maintain any or all of the insurance which is required in this Paragraph 8 to be provided by Lessee if Lessee fails to maintain the insurance required of Lessee in this Paragraph 8.  All costs of Lessee’s insurance provided by the Lessor shall be obtained at Lessee’s expense.

9.	Damage or Destruction.

9.1Definitions.

(a)“Premises Partial Damage” shall mean damage or destruction to the Premises, other than Lessee‑Owned Alterations and Utility Installations, which can reasonably be repaired in 365 days or less from the damage or destruction.  Lessor shall notify Lessee in writing within sixty (60) days after the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b)“Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee‑Owned Alterations and Utility Installations, which cannot be reasonably repaired in 365 days or less from the date of the damage or destruction.  Lessor shall notify Lessee in writing within sixty (60) days after the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)“Insured Loss” shall mean damage or destruction to the Premises, other than Lessee‑Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event actually covered by insurance carried by the Parties or required to be covered by the insurance described in Paragraph 8 irrespective of any deductible amounts or coverage limits involved, and where adequate insurance proceeds are available to Lessor for the reconstruction of the Premises.

(d)“Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

9.2Premises Partial Damage - Insured Loss.  If Premises Partial Damage occurs, and such damage or destruction is an Insured Loss, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee‑Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect.  Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than this Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3Partial Damage - Uninsured Loss.  If Premises Partial Damage occurs and such damage or destruction is not an Insured Loss, then unless such damage or destruction was caused by a negligent or willful act of Lessee, its agents, contractors or employees (in which event Lessee shall make the repairs at Lessee’s expense and this Lease shall continue in full

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force and effect), Lessor may at Lessor’s option, either (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within sixty (60) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor’s desire to terminate this Lease as of the date sixty (60) days following the date of such notice.

9.4Total Destruction.  Notwithstanding any other provision hereof, if Premises Total Destruction occurs (including any destruction required by any authorized public authority), then either Party may elect to terminate this Lease by giving thirty (30) days written notice to the other within sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee.

9.5Damage Near End of Term.  If at any time during the last six (6) months of the Term of this Lease there is a casualty damage or destruction for which the cost to repair exceeds two (2) months’ Base Rent, whether or not an Insured Loss, Lessor may, at Lessor’s option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor’s election to do so within thirty (30) days after the date of occurrence of such damage.  Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by exercising such option on or before the earlier of (i) the date which is ten (10) days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires.  If Lessee duly exercises such option during such period, Lessor shall, at Lessor’s expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect.  If Lessee fails to exercise such option, then this Lease shall terminate as of the date set forth in the first sentence of this Paragraph 9.5.

9.6Abatement of Rent; Lessee’s Remedies.

(a)In the event of Premises Partial Damage, the Base Rent and other charges, if any, payable by Lessee hereunder for the period during which such damage or condition, its repair, remediation or restoration continues, shall be abated in proportion to the degree to which, in Lessor’s good faith reasonable business judgment, Lessee’s use of the Premises is impaired, but not in excess of proceeds from insurance required to be carried under Subparagraph 8.2 (e).  Except for abatement of Base Rent and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair, remediation or restoration.

(b)If Lessor is obligated to repair or restore the Premises under the provisions of this Paragraph 9 and does not commence the repair or restoration of the Premises within one hundred eighty (180) days after either (i) such obligation shall accrue, or (ii) receipt of all applicable insurance proceeds, whichever time period is greater, then Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee’s election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice.  If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within sixty (60) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice.  If Lessor or a Lender commences the repair or restoration of the Premises within sixty (60) days after the receipt of such notice, this Lease shall continue in full force and effect.  “Commence” as used in this Paragraph 9.6 shall mean either the authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever occurs first.

9.7Intentionally Omitted.

9.8Termination - Advance Payments.  Upon termination of this Lease pursuant to this Paragraph 9, Lessor shall return to Lessee any advance payment made by Lessee to Lessor as has not been or is not then required to be, used by Lessor under the terms of this Lease.

9.9Waiver of Statutes.  Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent it is inconsistent herewith.

10.	Real Property Taxes.

10.1Payment of Taxes.  In addition to Base Rent, Lessee shall pay to Lessor all Real Property Taxes relating to the term of this Lease.  Lessor shall estimate the current Real Property Taxes and require that such taxes be paid to Lessor by Lessee monthly in advance as part of Operating Expenses in accordance with Paragraph 4.2 above.

10.2Real Property Tax Definition.  As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement

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bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, including any taxes or assessments levied by a Community Facilities District, levied against any legal or equitable interest of Lessor in the Premises or any portion thereof, Lessor’s right to rent or other income therefrom, and/or Lessor’s business of leasing the Premises, in addition to any such tax imposed on the Base Rent, a sum equal to the aggregate of any city, county or state sales, use or transaction privilege taxes levied or imposed against or on account of any other Rent or otherwise any amounts paid, or costs incurred by Lessee or on behalf of Lessee hereunder, or the receipt or benefit thereof by Lessor.  The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Law taking effect, during the Term of this Lease, including but not limited to a change in the ownership of the Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.  In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days, which such calendar year and tax year have in common.  Each year, at Lessor’s election, Lessor may protest real property assessments.  In the event Lessor elects to protest a real property tax assessment, Lessor may utilize the services of a tax consultant to protest the real property tax assessment.  If as a result of the protest, the Real Property Taxes are lowered, and a tax consultant has been utilized in connection with the protest, Lessee agrees to pay, as additional rent during the Term, all fees payable to tax consultants in the manner set forth in this Lease, as long as there is a net benefit to Lessee from such lowering of Real Property Taxes. Lessee may request in writing that Lessor contest any Real Property Taxes payable (or reimbursable) by Lessee hereunder levied against all or any portion of the Premises.  Upon receipt of such request from Lessee, Lessor shall either (i) promptly engage in such contest, in good faith and diligently, employing a consultant for such contest, in which event Lessee hereby agrees to cooperate with Lessor in such contest, or (ii) promptly notify Lessee that Lessor does not elect to engage in such contest.  If Lessor fails to commence such contest and diligently pursue such contest to completion or notify Lessee that it elects not to engage in any such contest within thirty (30) days following Lessee’s request to Lessor to do so, then Lessee shall have the right to contest in good faith the amount or validity of any such Real Property Taxes, by appropriate administrative and legal proceedings, either in its own name, Lessor’s name or jointly with Lessor, and Lessor shall promptly execute and deliver to Lessee whatever document may be reasonably necessary to permit the Lessee to so contest any such Real Property Taxes.

10.3Additional Improvements.  Notwithstanding Paragraph 10.1 hereof, Lessee shall, however, pay to Lessor at the time Real Property Taxes are paid under this Lease, the entirety of any increase in Real Property Taxes by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request.

10.4Joint Assessment.  If the Premises is not separately assessed, Real Property Taxes allocated to the Premises shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.  Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.5Lessee’s Property Taxes.  Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee‑Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or stored within the Premises.  When possible, Lessee shall cause its Lessee‑Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.  If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within fifteen (15) days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.Utilities.  Lessee shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas, water, trash removal and cleaning of the Premises, together with any taxes thereon.  There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service.  Upon Lessor’s request, Lessee shall deliver to Lessor copies of all bills for separately metered utilities supplied to the Premises for the past twelve (12) month period within thirty (30) days of Lessor’s request.  Lessee shall provide all necessary authorizations for Lessor to obtain any bills relating to utility usage at the Premises directly from the utility provider.  At Lessor’s option, Lessor may maintain a telephone line or lines in Lessor’s name for a security alarm system and/or fire-life/safety system for the Premises, the cost of which shall be reimbursed by Lessee within ten (10) days of demand or estimated monthly and paid as part of Operating Expenses under Paragraph 8.1.

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12.	Assignment and Subletting.

12.1Lessor’s Consent Required.

(a)Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, “assign” or “assignment”) or sublet all or any part of Lessee’s interest or obligations in this Lease or in the Premises without Lessor’s prior written consent given under and subject to the terms of Paragraph 36, which Lessor shall not withhold, delay or condition unreasonably.  The Parties agree, however, that the manner of operation of the Premises and conduct of business thereon by Lessee will have an impact on the quality and reputation of the Premises.  Accordingly, the Parties agree that in approving or disapproving of any proposed assignment or subletting of the Premises or the Lease, Lessor shall be entitled to take into consideration, by way of example and not limitation, any or all of the criteria set forth below and that it shall not be unreasonable for Lessor to withhold its consent if any of the following circumstances exist or may exist:  (i) the transferee’s contemplated use of the Premises following the proposed assignment or subletting is different from the permitted use specified herein;  (ii) in Lessor’s reasonable business judgment, the transferee lacks sufficient business reputation or experience to operate a successful business of the type and quality permitted under the Lease; (iii) in Lessor’s reasonable business judgment, the present net worth of the transferee is less than the greater of Lessee’s net worth at the Effective Date or Lessee’s “Net Worth” (as defined in Subparagraph C below) at the date of Lessee’s request for consent to the assignment or subletting; (iv)  the proposed assignment or subletting would breach any covenant of Lessor in any other lease, financing agreement or other agreement relating to the Premises or otherwise; or (v) the transferee requests an amendment to the Lease other than the identity of Lessee.  No assignment or subletting shall release Lessee from its obligations and liabilities hereunder.  Notwithstanding the foregoing and subject to the provisions of subsection (c) below, Lessee may assign this Lease or sublease the Premises (“Permitted Transfers”), without Lessor’s consent but upon ten (10) days prior written notice to Lessor, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger of or consolidation with Lessee (“Lessee’s Affiliate”).  In such case, any Lessee’s Affiliate shall assume in writing all of Lessee’s obligations under this Lease.

(b)A “Change of Control” of Lessee shall constitute an assignment requiring Lessor’s consent.  Change of Control shall mean the transfer by sale, assignment, death, incompetency, mortgage, deed of trust, trust, operation of law, or otherwise, of any shares, voting rights or ownership interest which will result in a change in the identity of the entity, entities, person or persons exercising, or who may exercise, effective control of Lessee, unless such change results from the trading of shares listed on a recognized public stock exchange and such trading is not for the purpose of acquiring effective control of Lessee.  If Lessee is a private corporation whose stock becomes publicly held, the transfers of such stock from private to public ownership shall not be deemed a Change of Control. The transfer, on a cumulative basis, of fifty percent (50%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c)The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which may, in Lessor’s good faith reasonable business judgment, results in a reduction of the Net Worth of Lessee, as hereinafter defined, by an amount equal to or greater than ten (10%) of such Net Worth of Lessee as it was represented to Lessor at the time of full execution and delivery of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Lessee was or is greater, shall be considered an assignment of this Lease by Lessee to which Lessor may reasonably withhold its consent.  “Net Worth” of Lessee for purposes of this Lease shall be the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles consistently applied.

(d)An assignment or subletting of Lessee’s interest in this Lease without Lessor’s specific prior written consent shall be a Default under this Lease.

(e)Lessee’s remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

12.2Terms and Conditions Applicable to Assignment and Subletting.

(a)Regardless of Lessor’s consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, nor (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

(b)Lessor may accept any Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment.  Neither a delay in the approval or disapproval of such assignment nor

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the acceptance of any Rent for performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

(c)The consent of Lessor to any assignment or subletting shall not constitute consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the assignee or sublessee.  However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable under this Lease or the sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or the sublease.

(d)In the event of any Default or Breach of Lessee’s obligation under this Lease, Lessor may proceed directly against Lessee or anyone else responsible for the performance of the Lessee’s obligations under this Lease, including any sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e)Should Lessee desire to enter into an assignment or subletting transaction, Lessee shall give notice thereof to Lessor by requesting in writing Lessor’s consent to such assignment or subletting at least thirty (30) days before the proposed effective date of any such assignment or subletting and shall provide Lessor with the following:  (i) the full particulars of the proposed assignment or subletting transaction, including its nature, effective date, terms and conditions, and copies of any documents pertaining to such proposed transaction; (ii) a description of the identity, net worth and previous business experience of the transferee, including, without limitation, copies of transferee’s latest income, balance sheet and change-of-financial-position statements (with accompanying notes and disclosures of all material changes thereto to the extent such information is available) in audited form, if available, and certified as accurate by the transferee; and (iii) any further information relevant to the transaction which Lessor shall have reasonably requested within ten (10) days after receipt of Lessee’s request for consent and all information specified above in Subparagraphs (i), (ii) and (iii).

Each assignment or subletting to which Lessor has consented shall be evidenced by an instrument made in such written form as is satisfactory to Lessor and executed by Lessee and transferee.  By such instrument, transferee shall assume all the terms, covenants and conditions of this Lease, which are obligations of Lessee.  Lessee shall remain fully liable to perform its duties under the Lease following the assignment or subletting.  Lessee shall, on demand of Lessor, reimburse Lessor for Lessor’s reasonable and actual costs, including legal fees, incurred in obtaining advice and preparing documentation for each assignment or subletting to which Lessor has consented.

(f)Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

(g)Intentionally deleted.

(h)Intentionally deleted.

(i)If Lessor consents to an assignment or subletting, as a condition thereto which the Parties hereby agree is reasonable, Lessee shall pay to Lessor fifty percent of any “Transfer Premium,” as that term is defined in this subparagraph, received by Lessee from such assignee or sublessee.  “Transfer Premium” shall mean all rent, additional rent or other consideration payable by the assignee or sublessee in connection with the assignment or sublease in excess of the Base Rent under this Lease during the term of the assignment or sublease on a per rentable square foot basis if less than all of the Premises is transferred, deducting any expenses incurred by Lessee in connection with the assignment or subletting, including without limitation, expenses of marketing brokerage commissions and reasonable attorneys’ fees, but excluding expenses incurred in improving the space or loss of rent.  “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by such assignee or sublessee to Lessee in connection with such assignment or sublease, directly or indirectly (including any consideration received Lessee or any person or any entity or person related to or affiliated with, Lessee [including, but not limited to, any subsidiary or sister corporation] from any assignee or subtenant or any other entity or person related to, or affiliated with, such assignee or subtenant) and any payment for services rendered by Lessee to such transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Lessee to such transferee in connection with such assignment or sublease.  The determination of the amount of Lessor’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Lessee under the assignment or sublease.

(j)In the event of a proposed assignment or subletting, Lessor shall also have the right, by notice to Lessee, to terminate this Lease in the event of an assignment as to all of the Premises and, in the event of a sublease, as to the

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subleased portion of the Premises and to require that all or part, as the case may be, of the Premises be surrendered to Lessor for the balance of the Term (collectively “Recapture the Lease”).

12.3Additional Terms and Conditions Applicable to Subletting.  The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease.  Lessor shall not, by reason of the foregoing provision or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee under such Sublease.  Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease.  Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary.  Lessee shall have no right or claim against such sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

(b)In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior defaults or breaches of such sublessor under such sublease.

(c)Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

(d)No sublessee under a sublease approved by Lessor shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent, which consent may be granted or denied in Lessor’s sole discretion.

13.	Default; Breach; Remedies.

13.1Default; Breach.  Lessee’s obligations to Lessor hereunder shall include any and all costs or expenses incurred by Lessor in conjunction with enforcing Lessor’s rights and remedies hereunder, which shall include, but shall not be limited to, any attorneys’ fees or other legal expenses or costs associated therewith, and that Lessor may include the cost of such services and costs in any notice of Default as rent due and payable to cure said default.  A “Default” by Lessee is defined as a failure by Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease.  A “Breach” by Lessee is defined as the occurrence of any Default, including but not limited those listed below, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

(a)The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises; provided, however, that Lessee shall not be deemed to have vacated or abandoned the Premises if it continues to timely pay all amounts due under this Lease, keeps the Premises secure, and otherwise maintains the Premises in accordance with this Lease.

(b)The failure by Lessee to make any payment of Rent or any other monetary payment required to be made by Lessee hereunder as and when due.

(c)Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Requirements per Paragraph 6.3, (ii) the inspection, maintenance and service contracts required under Subparagraph 7.1 (b), (iii) the rescission of an unauthorized assignment or subletting per Paragraph 12.1, (iv) an estoppel certificate per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30, (vi) the Guaranty of the performance of Lessee’s obligations under this Lease if required under Paragraphs 1.11 and 37, (vii) the execution of any document requested under Paragraph 41 (Reservations), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee.

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(d)A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the Rules and Regulations adopted under Paragraph 39 hereof that are to be observed, complied with or performed by Lessee, other than those described in Subparagraphs 13.1 (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(e)The occurrence of any of the following events: (i) the making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee’s becoming a “debtor” as defined in 11 U.S. Code Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Subparagraph 13.1 (e) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

(f)The discovery by Lessor that any financial statement of Lessee or of any Guarantor, given to Lessor by Lessee or any Guarantor, was materially false.

(g)If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such Guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the Guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory breach basis, and Lessee’s failure, within sixty (60) days following written notice by or on behalf of Lessor to Lessee of any such event, to provide Lessor with written alternative assurances of security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2Remedies.  If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) business days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals.  The actual and reasonable costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor within thirty (30) days of Lessor’s delivery of an invoice to Lessee.  If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn,  Lessor at its own option, may require all future payments to be made under this Lease by Lessee to be made only by cashier’s check.  In the event of a Breach of this Lease by Lessee, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy, which Lessor may have by reason of such Breach, Lessor may:

(a)Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease and the Term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor.  In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired Term of this Lease.  The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco or the Federal Reserve Bank District in which the Premises are located at the time of award plus one percent (1%).  Efforts by Lessor to mitigate damages caused by Lessee’s Default or Breach of this Lease shall not waive Lessor’s right to recover damages under this Paragraph 13.2.  If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages.  If a notice and grace period required under Subparagraph 13.1 (b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Subparagraph 13.1 (b), (c) or (d).  In such case, the applicable grace period under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the

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failure of Lessee to cure the Default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)Lessor shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Lessor and Lessee agree that the limitations on assignment and subletting this Lease are reasonable.  Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor’s interest under this Lease, shall not constitute a termination of the Lessee’s right to possession.

(c)Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

(d)The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Lessee’s occupancy of the Premises.

13.3Inducement Recapture in Event of Breach.  Any agreement by Lessor for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the Term hereof as the same may be extended.  Upon the occurrence of a Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor, as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee.  The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this Paragraph 13.3 shall not be deemed a waiver by Lessor of the provisions of this Paragraph 13.3 unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4Late Charges.  Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges, which may be imposed upon Lessor by the terms of any ground lease, mortgage or deed of trust covering the Premises.  Accordingly, if any installment of rent or other sum due from Lessee shall not be received by Lessor or Lessor’s designee at the address stated in, and in accordance with, the Rent Payment Instructions attached as Exhibit H to this Lease, within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount.  Any post dated checks, two party checks, third party checks or any check from a party other than the Lessee named in this Lease will not be accepted and will be deemed late unless a check from the Lessee is received within such five day period.  The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee.  Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.  In addition to the late charge, in the event (i) any check is returned for insufficient funds, (ii) Lessor receives a check for an installment of rent at an address other than the address set forth in the Rent Payment Instructions attached as Exhibit H to this Lease, or (iii) Lessor receives a post dated check, a two party check, a third party check or any check for Rent from a party other than the Lessee named in this Lease, Lessee shall pay to Lessor, as additional rent, the sum of $50.00.  In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of Base Rent in any twelve (12) month period, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5Breach by Lessor.  Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor.  For purposes of this Paragraph 13.5, a reasonable time (except in the event of an emergency threatening life or property) shall in no event be less than thirty (30) days after receipt by Lessor, and by any Lender(s) whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14.Condemnation.  If the Premises or any portion thereof are permanently taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs.  If more than ten

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percent (10%) of the floor area of the Premises, or more than twenty five percent (25%) of the portion of the Premises designated for Lessee’s parking, is taken by condemnation, Lessee may, at Lessee’s option, to be exercised in writing within twenty (20) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within twenty (20) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession.  If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises.  No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises.  Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation, awarded to Lessee for Lessee’s relocation expenses and/or loss of Lessee’s Trade Fixtures.  In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation authority.  Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.	Brokers.

15.1Procuring Cause.  The Broker(s) named in Paragraph 1.10 is/are the procuring cause of this Lease.

15.2Representations and Warranties.  Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder other than as named in Paragraph 1.10 in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Broker(s) is entitled to any commission or finder’s fee in connection with said transaction.  Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorneys’ fees reasonably incurred with respect thereto.

16.	Estoppel Certificates and Financial Statements.

16.1Estoppel Certificates.  Within ten (10) business days after notice from Lessor, Lessee shall execute and deliver to Lessor a certificate stating such matters reflecting the status of this Lease or the Premises as Lessor or Lessor’s lender, purchaser or ground lessor may reasonably request.  If Lessee shall fail to deliver such certificate within said ten (10) business day period, such failure shall constitute a material default under this Lease and, at Lessor’s option, any representation of Lessor respecting the matters covered by such certificate shall be conclusively presumed to be accurate.  Any such election by Lessor shall not cure Lessee’s default, and Lessee shall continue to be obligated to deliver such certificate.

16.2Financial Statement.  Within ten (10) days of Lessor’s request, Lessee shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past three (3) years.  All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.Lessor’s Liability.  The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises.  In the event of a transfer of Lessor’s title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment.  Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor.  Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.  Notwithstanding anything to the contrary contained in the Lease, Lessee agrees that its sole and exclusive remedy shall be against Lessor’s interest in the Premises and that the obligations of Lessor under the Lease do not constitute personal obligations of the individual partners, whether general or limited, directors, officers, members, shareholders or trustees of Lessor, and Lessee shall not seek recourse against the individual partners, directors, officers, members, shareholders or trustees of Lessor or any of their personal assets for satisfaction of any liability with respect to the Lease.

18.Severability.  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.Interest on Past-Due Obligations.  Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within ten (10) days following the date on which it was due, shall bear interest from the date due at the rate of eight

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percent (8%) per annum, but not exceeding the maximum rate allowed by law, in addition to the potential late charge provided for in Paragraph 13.4.

20.Time of Essence; Recording.  Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.  Lessee shall not record this Lease or any memorandum of this Lease.

21.Rent Defined.  All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22.No Prior or Other Agreements.  This Lease (including all exhibits and addenda) contains all agreements, representations and warranties between the Parties with respect to any matter mentioned herein and supersedes and cancels any and all previous negotiations, arrangements, brochures, marketing materials, agreements and understandings, if any, and no other prior or contemporaneous agreement or understanding (whether verbal or written) shall be effective.  This Lease may not be modified, deleted or added to except by a writing signed by the Parties hereto.  The Parties acknowledge that (i) each Party and/or its counsel have reviewed and revised this Lease, and (ii) no rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall be employed in the interpretation or enforcement of this Lease.

23.Notices.  All notices required or permitted by this Lease shall be in writing and shall be and deemed duly served or given when actually delivered, if personally delivered or delivered by overnight courier (including delivery by FedEx, which confirms delivery in writing), or within three (3) business days after deposit in the U.S. Mail, if sent by certified mail, postage prepaid, return receipt requested, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23.  If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notice purposes.  Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for the purpose of mailing or delivering notices to Lessee.  A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such Party or Parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

24.Waivers.  No waiver by either Party of the Default or Breach of any term, covenant or condition hereof by the other Party, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by the other Party of the same or any other term, covenant or condition hereof.  Lessor’s consent to, or approval of, any such act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.  Regardless of Lessor’s knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any Default or Breach by Lessee of any provision hereof.  Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.Access to the Premises. Subject to the terms of this Lease, including but not limited to, the Rules and Regulations attached hereto as Exhibit D, Lessee and its employees shall have access to the Premises twenty-four (24) hours per day, 365 days per year.

26.No Right To Holdover.  Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease.  In the event that Lessee holds over in violation of this Paragraph 26 then the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be increased to (a) for the first month of such holdover, one hundred five percent (105%) of the Base Rent applicable during the month immediately preceding such expiration or earlier termination, and (b) thereafter, one hundred twenty-five percent (125%) of the Base Rent applicable during the month immediately preceding such expiration or earlier termination.  Additionally, in the event that upon the expiration or earlier termination of the Lease, Lessee has not fulfilled its obligation with respect to restoration, repairs and cleanup of the Premises or any other Lessee obligations as set forth in this Lease, then Lessor shall have the right to perform any such obligations as it deems necessary at Lessee's sole cost and expense, and any time required by Lessor to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 26 shall apply.  Lessee shall protect, defend, indemnify and hold Lessor harmless from all loss, costs (including reasonable attorneys’ fees), direct and indirect damages, and liability resulting from Lessee’s holding over, including, without limiting the generality of the foregoing, the cost of unlawful detainer proceedings instituted by Lessor against Lessee, increased construction costs to Lessor as a result of Lessor’s inability to timely commence construction of improvements for a new tenant for the Premises, lost profits that results from Lessor’s inability to timely deliver the Premises to such new tenant, and any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Lessor resulting therefrom.  Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

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27.Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28.Covenants and Conditions.  All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29.Binding Effect; Choice of Law.  This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located.  Lessee expressly agrees that any and all disputes arising out of or in connection with this Lease shall be litigated only in the Superior Court of the State of California for the county in which the Premises are located (and in no other), and Lessee hereby consents to the jurisdiction of said court.

30.	Subordination; Attornment; Non-Disturbance.

30.1Subordination.  This Lease and any Option granted hereby shall automatically be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device or amendment or modification thereto (collectively, “Security Device”), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof.  Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor’s default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor’s default pursuant to Paragraph 13.5.  If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2Attornment.  Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not:  (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one month’s rent.

30.3Non-Disturbance.  With respect to Security Devices entered into for the first time (as opposed to amendments or modifications to existing Security Devices) by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receipt of an assurance (a “Nondisturbance Agreement”) from the Lender that Lessee’s possession and this Lease, including any options to extend the Term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

30.4Self-Executing.  The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of Premises, Lessee and Lessor shall, within ten (10) days following the date of such request, execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31.Attorneys’ Fees.  If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees.  Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment.  The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense.  The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred.  Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32.Lessor’s Access; Showing Premises; Repairs.  Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times and upon prior reasonable notice to Lessee, for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises, as Lessor may reasonably deem necessary, including the right to take photographs of the Premises in connection with such entry.  Lessor may at any time place on or about the Premises any ordinary “For Sale” signs and Lessor may at any time during the last three hundred sixty five (365) days of the Term hereof place on or about the Premises any ordinary “For Lease” signs.  All such activities of Lessor shall be without abatement of rent or liability to Lessee.

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33.Auctions.  Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor’s prior written consent.  Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34.Signs.  Lessee shall not place any sign upon the exterior of the Premises, except that Lessee may, with Lessor’s prior written consent and at Lessee’s sole cost and expense, install (but not on the roof) such signs as are reasonably required to advertise Lessee’s own business so long as such signs are in a location designated by Lessor and comply with Applicable Requirements and the signage criteria established for the Premises by Lessor.  Notwithstanding the foregoing, at Lessee’s sole cost and expense, Lessee shall have the right to install (a) a sign on the exterior of the Building, and (b) a monument sign in front of the Building, subject to Lessor’s prior approval of such signage and Lessee’s compliance with the other provisions of this Paragraph 34.  The location, quality, design, style, lighting and size of such signage shall be subject to Lessor’s prior written approval.  The right granted under this paragraph shall be personal to the originally named Lessee under this Lease.  Such signage shall comply with all applicable laws, statutes, regulations, ordinances and restrictions, including but not limited to, any permit requirements.  Lessee shall install and maintain said signage in good condition and repair at its sole cost and expense during the entire Term.  The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations).  Unless otherwise expressly agreed herein, Lessor reserves all rights to the use of the roof of the Premises, and the right to install advertising signs on the Premises, including the roof, which do not unreasonably interfere with the conduct of Lessee’s business; Lessor shall be entitled to all revenues from such advertising signs.

35.Termination; Merger.  Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies.  Lessor’s failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.Consents. Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld, conditioned or delayed.  Lessor’s actual costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee to Lessor upon receipt of an invoice therefor.  Lessor’s consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.  Lessee acknowledges all conditions to Lessor’s consent authorized by this Lease as being reasonable.  The failure to specify herein any particular condition to Lessor’s consent shall not preclude the impositions by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37.	Guarantor. Intentionally deleted.

38.Quiet Possession.  Upon payment by Lessee of the Rent for the Premises and the performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, and unless specifically provided herein, Lessee shall have quiet possession of the Premises for the entire Term hereof subject to all of the provisions of this Lease.

39.Rules and Regulations.  Lessee agrees that it will abide by, and keep and observe all reasonable rules and regulations (“Rules and Regulations”) which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order.  The current Rules and Regulations are attached hereto as Exhibit D.

40.Security Measures.  Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same.  Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties and shall install, at Lessee’s sole cost and expense, any and all necessary security devices.

41.Reservations.  Lessor reserves the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights of way, utility raceways, and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility raceways, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee.  Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

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42.OFAC Compliance.  Lessee represents, warrants and covenants to Lessor that neither they are not, and, after making due inquiry, that no person or entity that owns a 10% or greater equity interest in or otherwise controls Lessee, nor any of their respective officers, directors or managing members, (i) is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List or any similar list) or under any statute, executive order (including Executive Order 13224 (the “Executive Order”) signed on September 24, 2001 and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental action, (ii) is currently subject to any U.S. sanctions administered by OFAC, (iii) is in violation of the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”) and none of the activities of such person violate the Money Laundering Act, and (iv) that throughout the term of this Lease the Lessee shall comply with the Executive Order and with the Money Laundering Act.

43.Authority.  If either Party hereto is a corporation, limited liability company, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf.  If Lessee is a corporation, limited liability company, trust or partnership, Lessee shall, within five (5) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

44.Conflict; Counterparts.  The typewritten or handwritten provisions shall control any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions.  This Lease may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

45.Offer.  Preparation of this Lease by either Lessor or Lessee or Lessor’s agent or Lessee’s agent and submission of same to Lessee or Lessor shall not be deemed an offer to lease.  This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46.Amendments.  This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification.  The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease.  As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional insurance company or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

47.Multiple Parties.  Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

48.Construction.  Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the Parties and are not a part of the Lease.  Whenever required by the context of this Lease, the singular shall include the plural and the masculine shall include the feminine and vice versa.  This Lease shall not be construed as if it had been prepared by one of the Parties, but rather as if both Parties had prepared the same and, consequently, any inconsistencies or ambiguities herein shall not be interpreted against either Party as the drafter of the Lease.  Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Lease.  All exhibits referred to in this Lease are attached and incorporated by this reference. Except as specifically provided herein, Lessee hereby agrees that Lessee shall not disclose any of the economic terms of this Lease to any person or entity not a party to this Lease, nor shall Lessee issue any press releases or make any public statements relating to the terms or provisions of this Lease; provided, however, Lessee may make necessary disclosures to potential lenders, attorneys, accountants and space planning consultants, and/or as may be required by applicable Laws or court order, so long as such Parties agree to keep all of the economic terms of this Lease strictly confidential.  The obligation of Lessee set forth in this paragraph shall survive the expiration or any earlier termination of this Lease.

THE PARTIES HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO.  THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR YOUR ATTORNEY’S REVIEW AND APPROVAL.  FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PREMISES AS TO THE POSSIBLE PRESENCE OF ASBESTOS, UNDERGROUND STORAGE TANKS OR HAZARDOUS SUBSTANCES. THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.  AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

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The Parties hereto have executed this Lease as of the Effective Date.

LESSOR				LESSEE

WESTCORE II NEWHOPE, LLC,				SKECHERS U.S.A., INC.,
a Delaware limited liability company				a Delaware corporation

By:	Westcore II Investco, LLC,
	a Delaware limited liability company,			By:	/s/ David Weinberg
	its Sole Member			Name:	David Weinberg
				Title:	COO
	By:	Westcore Properties II, LLC,
		a Delaware limited liability company,		Address:
its Sole Member
225 S. Sepulveda Blvd
		By:	/s/Donald Ankeny		Manhattan Beach, CA 90266
		Name:	Donald Ankeny
		Title:	Authorized Officer	Telephone:	(310) 318-3100
				Facsimile:	( )
Address:

c/o Westcore Properties, LLC
4350 La Jolla Village Drive, Suite 900
San Diego, CA 92122
Telephone: (858) 625-4100
Facsimile: (858) 678-0060

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EXHIBIT A

PREMISES

THE SITE PLAN SET FORTH HEREIN IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE A WARRANTY OR REPRESENTATION CONCERNING THE SIZE OR LAYOUT OF THE PREMISES.

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EXHIBIT B

LESSOR’S WORK

Dock High Doors to be equipped with 6x8 35,000 lb capacity mechanical levelers are marked with a red arrow:

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EXHIBIT C

INTENTIONALLY OMITTED

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EXHIBIT D

RULES AND REGULATIONS

1.No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or affixed on or to any part of the outside or inside of the Premises or the surrounding area without the written consent of the Lessor being first obtained.  If Lessor gives such consent, Lessor may regulate the manner of display of the sign, placard, picture, advertisement, name or notice.  Lessor shall have the right to remove any sign, placard, picture, advertisement, name or notice which has not been approved by Lessor or is being displayed in a non-approved manner without notice to and at the expense of the Lessee.  All approved signs or lettering on doors shall be printed, painted, affixed of inscribed at the expense of Lessee by a person approved by Lessor.  Lessor shall not place anything or allow anything to be placed near window, door, partition or wall, which may appear unsightly from outside of the Premises.

2.The sidewalks, halls, passages, exits and entrances shall not be obstructed by any of the lessees or used by them for any purpose other than for ingress to and egress from their respective Premises.  The halls, passages, exits, entrances and roof are not for the use of the general public and the Lessor shall in all cases retain the right to control thereof and prevent access thereto by all persons whose presence in the judgment of the Lessor shall be prejudicial to the safety, character, reputation and interests of the Premises or its lessees; provided, however, that nothing herein contained shall be construed to prevent access by persons with whom the Lessee normally deals in the ordinary course of Lessee’s business unless such persons are engaged in illegal activities.  No lessee and no employees or invitees of any lessee shall go upon the roof of the Premises.

3.Lessee shall not alter any lock or install any new additional locks or bolts on any exterior door of the Premises without the written consent of Lessor. Lessee may install an electronic alarm system.

4.The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the Lessee who, or whose employees or invitees, shall have caused it.

5.Lessee shall not overload the floor of the Premises and shall not deface the Premises.

6.Lessee shall not use, keep or permit to be used or kept any noxious gas or substance in the Premise, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Lessor by reason of noise, odors and/or vibrations.  Neither animals nor birds shall be brought in or kept in or about the Premises.  No lessee shall make or permit to be made any disturbing noises or disturb or interfere with occupants of this or neighboring projects or premises, or with those having business with such occupants, by the use of any musical instruments, radio, phonograph, unusual noise, or in any other way.  No lessee shall throw anything out of doors.  No cooking shall be done or permitted by Lessee in the Premises beyond the use of a microwave oven or other small appliances.

7.No Lessee shall occupy or permit any portion of its Premises to be occupied for the manufacture, sale, or use of liquor or narcotics in any form, or as a medical office, or as a barbershop or manicure shop, except without prior written consent of Lessor.  The Premises shall not be used for lodging or sleeping or for illegal purposes.

8.Lessor will direct electricians as to where and how telephone wires are to be introduced.  No boring or cutting for or stringing of wires will be allowed without the consent of Lessor.  The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Lessor.

9. Lessee upon termination of the tenancy, shall deliver to the Lessor the keys to the Premises, offices, rooms, and toilet rooms which shall have been furnished and shall pay the Lessor the cost of replacing any lost key or of changing the lock or locks opened by such lost key if Lessor deems it necessary to make such change.

10.No lessee shall lay linoleum, tile, carpet or other similar floor coverings so that the same shall be affixed to the floor of the Premises in any manner except as approved by the Lessor.  The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the lessee by whom, or by whose contractors, employees or invitees, the floor covering shall have been laid.

11.In case of invasion, mob riot, public excitement, or other commotion, the Lessor reserves the right to prevent access to the Premises during the continuance of the same, by closing the doors or otherwise, for the safety of the lessees and

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protection of the Premises and property located therein.  Anything to the foregoing notwithstanding, Lessor shall have no duty to provide security protection for the Premises at any time or to monitor access thereto.

12.Lessee shall see that the doors of the Premises are closed and securely locked before leaving the Premises and that all water faucets, water apparatus and electricity are entirely shut off before Lessee or Lessee’s employee’s leave the Premises.  Lessee shall be responsible for any damage to the Premises or other lessees’ premises caused by a failure to comply with this rule.

13.Lessor reserves the right to exclude or expel from the Premises any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Premises.

14.Any requests of Lessee will be considered only upon application at the Office of Lessor.  Employees of Lessor shall not be requested to perform any work or do anything outside of their regular duties unless under special instructions from the Lessor.

15.Lessor shall have the right, exercisable with reasonable notice and without liability to Lessee, to change the name and the street address of the Premises are a part, where such change is required by any government agency.

16.Lessee agrees that it shall comply with all fire regulations that may be issued from time to time by any governmental authority having jurisdiction over the Premises, and Lessee also shall provide Lessor with the name of a designated responsible employee to represent Lessee in all matters pertaining to fire regulations.

17.Lessor reserves the right by written notice to Lessee, to rescind, alter or waive any rule or regulation at any time prescribed for the Premises when, in Lessor’s reasonable judgment, it is necessary, desirable or proper for the best interest of the Premises.

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EXHIBIT E

NOTICE OF LEASE TERM DATES

To:

Re:

Single Tenant Industrial/Commercial Lease (Net) dated December 27, 2017 (the “Lease”) between Westcore II Newhope, LLC, a Delaware limited liability company (“Lessor”), and Skechers U.S.A., Inc., a Delaware corporation (“Lessee”) concerning 22705 Newhope Drive, Moreno Valley, California.

Gentlemen:

In accordance with the Lease, we wish to advise you and/or confirm as follows:

1.The Commencement Date occurred on _________________, 20___ and the Expiration Date shall occur on __________________, 20___.

2.Rent commenced to accrue on ____________________, in the amount of ___________________.  Monthly Base Rent shall be payable in accordance with the following schedule:

Period	Monthly Installment of Base Rent
_____________, 201__ – _____________, 201__	$
_____________, 201__ – _____________, 202__	$
_____________, 202__ – _____________, 202__	$

3.If the Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment.  Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

“Lessor”:

WESTCORE II NEWHOPE, LLC,

a Delaware limited liability company

By:	Westcore II Investco, LLC,
a Delaware limited liability company,
its Sole Member

	By:	Westcore Properties II, LLC,
a Delaware limited liability company,
its Sole Member

By:
Name:
Title:

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Agreed to and Accepted as of _______________, 20___.

“Lessee”:

SKECHERS U.S.A., INC.,

a Delaware corporation

By:
Name:
Title:

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EXHIBIT F

HAZARDOUS SUBSTANCES SURVEY FORM

The purpose of this form is to obtain information regarding the use of Hazardous Substances on the Premises.  Prospective lessees should answer the questions in light of their proposed operations on the Premises.  Existing lessees should answer the questions as they relate to ongoing operations on the Premises and should update any information previously submitted.  If additional space is needed to answer the questions, you may attach separate sheets of paper to this form.

Your cooperation in this matter is appreciated.  Any questions should be directed to, and when completed, the form should be mailed to:

________________________________

________________________________

________________________________

________________________________

1.	GENERAL INFORMATION
Company Name:
Check Applicable Status: Prospective Lessee:	Current Lessee:
Mailing Address:

Contact Person & Title:
Phone #: ( )
Address of Premises:

Describe the proposed operations to take place on the Premises, including principal products manufactured or services to be conducted.  Existing lessees should describe any proposed changes to ongoing operations.

2.	STORAGE OF HAZARDOUS SUBSTANCES
2.1	Will any Hazardous Substances be used or stored on the Premises?

WastesYes ______________No ______________

Chemical ProductsYes ______________No ______________

Attach the list of any Hazardous Substances to be used or stored, the quantities that will be on site at any given time, and the location and method of storage.

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3.	STORAGE TANKS & SUMPS
3.1	Is any above or belowground storage of gasoline, diesel, or other Hazardous Substances in tanks or sumps proposed or currently conducted on the Premises?

Yes ______________No ______________

If yes, describe the materials to be stored, and the type, size and construction of the sump or tank.  Attach copies of any permits obtained for the storage of such substances.

3.2	Have any of the tanks or sumps been inspected or tested for leakage?

Yes ______________No ______________

If so, attach results.

3.3	Have any spills or leaks occurred from such tanks or sumps?

Yes ______________No ______________

If so, describe.

3.4	Were any regulatory agencies notified of the spill or leak?

Yes ______________No ______________

If so, attach copies of any spill reports filed, any clearance letters or other correspondence from regulatory agencies relating to the spill or leak.

3.5	Have any underground storage tanks or sumps been taken out of service or been removed?

Yes ______________No ______________

If yes, attach copies of any closure permits and clearance obtained from regulatory agencies relating to closure and removal of such tanks.

4.	SPILLS
4.1	During the past year, have any spills occurred on the Premises?

Yes ______________No ______________

If so, please describe the spill and attach the results of any testing conducted to determine the extent of such spills.

4.2	Were any agencies notified in connection with such spills?

Yes ______________No ______________

If so, attach copies of any spill reports or other correspondence with regulatory agencies.

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4.3	Were any cleanup actions undertaken in connection with the spill?

Yes ______________No ______________

If so, briefly describe the actions taken.  Attach copies of any clearance letters obtained from any regulatory agencies involved and the results of any final soil or ground water sampling done upon completion of the cleanup work.

5.	WASTE MANAGEMENT
5.1	Has your company been issued an EPA Hazardous Waste Generator I.D. Number?

Yes ______________No ______________

5.2	Has your company filed a biennial report as a hazardous waste generator?

Yes ______________No ______________

If so, attach a copy of the most recent report files.

5.3	Attach a list of the Hazardous Substances, if any, generated or to be generated at the Premises, its hazard class and the quality generated on a monthly basis.
5.4	Describe the method(s) of disposal for each substance. Indicate where and how often disposal will take place.

5.5	Indicate the name of the person(s) responsible for maintaining copies of hazardous manifests completed for off-site shipments of Hazardous Substances.

5.6	Is any treatment or processing of Hazardous Substances currently conducted or proposed to be conducted at the Premises:

Yes ______________No ______________

If yes, please describe any existing or proposed treatment methods.

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5.7	Attach copies of any hazardous waste permits or licenses issued to your company with respect to its operations on the Premises.
6.	WATER TREATMENT / DISCHARGE
6.1	Do you discharge waste water to:

________ storm drain?________ sewer?

________ surface water:________ no industrial discharge.

6.2	Is your wastewater treated before discharge?

Yes ______________No ______________

If yes, describe the type of treatment conducted.

Attach copies of any wastewater discharge permits issued to your company with respect to its operations on the Premises.

7.	AIR DISCHARGES
7.1	Do you have any filtration systems or stacks that discharge into the air?

Yes ______________No ______________

7.2	Do you operate any of the following types of equipment, or any other equipment requiring an air emissions permit?

________Spray booth

________Dip tank

________Drying oven

________Incinerator

________Other ______________

________No Equipment Requiring Air Permits

7.3	Are air emissions from your operation monitored?

Yes ______________No ______________

If so, indicate the frequency of monitoring and a description of the monitoring results.

7.4	Attach copies of any air emissions permits pertaining to your operations on the Premises.
8.	HAZARDOUS SUBSTANCES DISCLOSURES
8.1	Does your company handle Hazardous Substances in a quantity equal to or exceeding an aggregate of 500 pound, 5 gallons, or 200 cubic feet?

Yes ______________No ______________

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8.2	Has your company prepared a Hazardous Substances management plan (“Business Plan”) pursuant to the Fire Department requirements for the County in which the Premises is located?

Yes ______________No ______________

8.3	Are any of the chemicals used in your operation regulated under Proposition 65?

Yes ______________No ______________

If so, describe the actions taken, or proposed actions to be taken, to comply with the proposition.

8.4	Describe the procedure followed to comply with OSHA Hazard Communication Standard requirements.
9.	ENFORCEMENT ACTIONS, COMPLAINTS
9.1	Has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees?

Yes ______________No ______________

If so, describe the actions and any continuing compliance obligations imposed as a result of these actions.

9.2	Has your company ever received requests for information, notice or demand letters, or any other inquiries regarding its operation?

Yes ______________No ______________

9.3	Have there ever been, or are there now pending, any lawsuits against the company regarding any environmental or health and safety concerns?

Yes ______________No ______________

9.4	Has an environmental audit ever been conducted at your company’s current facility?

Yes ______________No ______________

9.5	Have there been any problems or complaints from neighbors at the company’s current facility?

Yes ______________No ______________

________________________________

Company

By:
Title:
Date:

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EXHIBIT G

MOVE OUT STANDARDS

Before surrendering the Premises, Lessee shall remove all of its personal property, trade fixtures and such improvements, alterations or additions to the Premises made by Lessee as may be specified for removal by Lessor and repair any damage caused by such removal such that the damaged area is returned to the condition that existed prior to the installation of such personal property, trade fixtures, improvements, alterations or additions. Lessee shall, at its sole cost and expense, engage consultant(s) acceptable to Lessor to oversee the removal if it is deemed necessary by Lessor, in its sole discretion. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practices, Lessee’s proper and orderly occupation and use of the Premises or by Lessee timely performing its obligations in this Lease.

If Lessee fails to remove its personal property, trade fixtures, improvements, alterations or additions upon the Expiration Date or earlier termination of this Lease, the same shall be deemed abandoned and shall become the property of the Lessor. Notwithstanding the foregoing, Lessee shall be liable to Lessor for all costs and damages incurred by Lessor in removing, storing or selling such personal property, trade fixtures, improvements, alterations or additions and in restoring the Premises the condition required as provided in this Lease.

Notwithstanding anything to the contrary in this Lease and in addition to the requirement of Paragraph 7.4 of the Lease, Lessee shall surrender the Premises, at the time of the Expiration Date or earlier termination of this Lease, in a condition that shall include, without limitation, the following:

1. Lights:

Office, warehouse and exterior lights and ballasts must be fully operational with all bulbs functioning. Broken light lenses must be replaced with matching lenses.  Ballast color should all be uniform (either all “cool” or all “warm”).

2. Dock Levelers & Roll-Up Doors:	Must be fully operational. Damaged panels must be replaced and painted to match. All missing or damaged dock bumpers, dock levelers, Dok-loks and Dok-lok lights must be replaced.

3. Truck Doors, Dock Seals, and Awnings:	Metal and fabric awnings must be free of damage and tears. Frames and fasteners must be secure and undamaged. Dock seals must be free of damage, operational and securely fastened in place.

4. Warehouse Floors and Columns:

Must be free of stains and swept with no racking bolts and other protrusions left in floor. Bolts must be ground down or removed and patched with an appropriate epoxy filing; bolts must not be removed with a gas torch. Cracks in the floor which are ¼” or greater must be repaired with an epoxy sealer. Heavily scarred floor seal requires re-sealing. Damaged or bent columns, bollards, railing, etc. must be repaired.

5. Lessee Installed Equipment & Wiring:

Must be removed and space returned to original condition when originally leased (remove air lines, junction boxes, conduit, etc.). Security systems must be disarmed and removed with damage, if any, repaired. Phone systems must be removed and damage, if any, repaired.

6. Walls:

All nails, shelves, and toggle bolts must be removed from walls. Holes must be professionally filed and sanded. Large damaged areas may require tape, bed and sanding. Holes must not remain in either office or warehouse walls. Any sticky residue from placards or signs must be completely removed.

7. Roof:

Any lessee-installed equipment must be removed and roof penetrations properly repaired by a licensed roofing contractor. If maintenance of the roof is a Lessee responsibility, then active leaks must be fixed and the most recent Lessor maintenance and repairs recommendations must have been completed.

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8. Signs:	All exterior Lessee signage must be removed, holes patched, fixings remediated and paint touched up to match, as necessary. All door and window signs must be removed and damage, if any, repaired.

9. Heating & Air Conditioning System:

If maintenance of the HVAC equipment is a Lessee responsibility, then a written report from a licensed contractor must be submitted to Lessor within the last two (2) months of the Term. The report must (i) state that all evaporative coolers and/or heaters within the warehouse are operational and safe and that office HVAC system is also in good and safe operating condition, and (ii) set out detailed specifications of work necessary to put any equipment and installations into such condition. All repairs/maintenance specified in the HVAC report must be completed by Lessee.

10. Painting:	All touch up painting must match existing paint. Scarred and damaged walls and rooms may need to be entirely repainted.

11. Doors:

All interior and exterior personnel doors (for office and warehouse) must be in good appearance and fully operational including fixtures, door closures, etc. Holes/scars in doors must be repaired and painted to match. Irreparable holes will require door replacement of matching and like quality doors. Any signs or name placards on doors must be removed as well as any residue leftover from adhesion.

12. Ceiling Tiles	Any damaged or stained ceiling tiles in the office area should be replaced.

13. Overall Cleanliness:

Clean windows, kitchens, and restrooms to full janitorial standard (i.e., strip/wax floors, sanitize toilets, sinks, clean under cabinets, exhaust fans must be operational, fixtures must be operational, etc.), professionally clean carpet, VCT floors require stripping and waxing, and remove any and all debris from office and warehouse areas. Remove all pallets and debris from exterior of Premises. Debris and trash may not be stored temporarily outside of the Building. Parking lot must be swept and dumpster removed. If appropriate, interior pest control treatment must be completed.

Systems:

14. BuildingAll building systems must be in good and safe working order (e.g., plumbing, electrical, fire alarms, intruder alarms, etc.). Provide certification of recent fire sprinkler inspection by a licensed company, if a Lessee responsibility.

15. External

All landscaping, parking and other external areas must be repaired as necessary if a lessee responsibility, including but not limited to the removal of all debris and trash, remarking/repainting parking lots, repair/replacement of generic and emergency signage, resetting/replacing damaged curb stones, and replacing/repairing damaged gulley grids and manhole covers.

16. Upon Completion:	Contact Lessor’s property manager to coordinate date of turning off power and utilities, turning in keys, and obtaining final Lessor Inspection of the Premises.

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EXHIBIT H

RENT PAYMENT INSTRUCTIONS

[ATTACHED]

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